Exhibit 99.1

1 Becton Drive
Franklin Lakes, NJ 07417
www.bd.com

Contact:
Monique N. Dolecki, Investor Relations - 201-847-5378
Kristen Cardillo, Corporate Communications - 201-847-5657

BD ANNOUNCES RESULTS FOR 2020 SECOND FISCAL QUARTER;
WITHDRAWS FISCAL YEAR 2020 GUIDANCE DUE TO COVID-19 PANDEMIC

•	As reported, revenues of $4.253 billion increased 1.4 percent

•	On a currency-neutral basis, revenues increased 2.4 percent

•	As reported, diluted earnings per share of $0.53 increased 857.1 percent, primarily due to charges recorded in the prior year

•	As adjusted, diluted earnings per share of $2.55 decreased 1.5 percent or 1.9 percent on a currency-neutral basis

•	The company is withdrawing its previously issued fiscal year 2020 revenue and earnings per share guidance due to the COVID-19 pandemic

Franklin Lakes, NJ (May 7, 2020) - BD (Becton, Dickinson and Company) (NYSE: BDX), a leading global medical technology company, today reported quarterly revenues of $4.253 billion for the second fiscal quarter ended March 31, 2020. This represents an increase of 1.4 percent as reported over the prior-year period, or 2.4 percent on a currency-neutral basis.

“As the world responds to the COVID-19 pandemic, BD is focused on protecting the health and safety of our employees while addressing the critical health needs of our customers and their patients,” said Tom Polen, CEO and president. “We are extremely proud of our team for their impact supporting healthcare providers on the front lines, launching several new diagnostic offerings to identify COVID-19 and ramping up production of essential medical devices. While our second quarter results were slightly ahead of our prior expectations, we are seeing the negative impact of coronavirus on certain parts of our business. We are confident that our diversified portfolio and the proactive actions we are taking will help us navigate these current challenges while positioning BD well as we continue to advance our long-term growth strategy.”

Second Quarter and Six-Month Fiscal 2020 Operating Results
As reported, diluted earnings per share for the second quarter were $0.53, compared with $(0.07) in the prior-year period. This represents an increase of 857.1 percent, and is primarily due to product liability reserves recorded in the prior year period. Adjusted diluted earnings per share were $2.55, compared with $2.59 in the prior-year period. This represents a decrease in adjusted diluted earnings per share of 1.5 percent, or 1.9 percent on a currency-neutral basis.

For the six-month period ended March 31, 2020, as reported, diluted earnings per share were $1.40, compared with $1.98 in the prior-year period. This represents a decrease of 29.3 percent. Adjusted diluted earnings per share were $5.20, compared with $5.29 in the prior-year period. This represents a decrease in adjusted diluted earnings per share of 1.7 percent, or 1.1 percent on a currency-neutral basis.

Segment Results
In the BD Medical segment, as reported, worldwide revenues for the quarter of $2.151 billion decreased 1.4 percent from the prior-year period, or 0.3 percent on a currency-neutral basis. The segment's results reflect strong growth in the Pharmaceutical Systems and Diabetes Care units that was offset by declines in the Medication Management Solutions and Medication Delivery Solutions units. As anticipated, BD Medical performance was impacted by the Alaris System remediation in the Medication Management Solutions unit and the effects of China's volume-based procurement initiative in the Medication Delivery Solutions unit. The segment's results also reflect the impact of the COVID-19 pandemic, most notably in China where hospital utilization declined significantly as the country responded with a strict adherence to stay-at-home measures. Within the BD Medical segment, the impact of coronavirus in China was most notable in the Medication Delivery Solutions unit. Conversely, demand for critical healthcare products increased in the U.S. and Europe, and was most notable in the Medication Delivery Solutions and Diabetes Care units.

For the six-month period ended March 31, 2020, BD Medical revenues were $4.241 billion as reported, which represents a decrease of 1.7 percent over the prior-year period, or 0.6 percent on a currency-neutral basis.

In the BD Life Sciences segment, as reported, worldwide revenues for the quarter of $1.113 billion increased 5.8 percent over the prior-year period, or 7.1 percent on a currency-neutral basis. Revenue growth was driven by strong performance in the Diagnostic Systems and Preanalytical Systems units. BD Life Sciences' growth was aided by flu-related revenues in the Diagnostic Systems unit as a result of a stronger flu season in comparison to the prior year as well as demand related to COVID-19 testing. The segment's results also reflect a tough comparison to the prior year in the Biosciences unit driven by the timing of licensing revenues. Additionally, results in the Biosciences unit reflect reduced demand for instruments and reagents as research lab activity slowed significantly during the COVID-19 pandemic.

For the six-month period ended March 31, 2020, BD Life Sciences revenues were $2.236 billion as reported, which represents an increase of 6.1 percent from the prior-year period, or 7.3 percent on a currency-neutral basis.

In the BD Interventional segment, as reported, worldwide revenues for the quarter of $0.990 billion increased 2.8 percent over the prior-year period, or 3.3 percent on a currency-neutral basis. Revenue growth was driven by solid performance in the Peripheral Intervention and Urology and Critical Care units. BD Interventional results were negatively impacted by decreased demand associated with the deferral of elective medical procedures as a result of the COVID-19 pandemic, particularly in the Surgery and Peripheral Intervention units.

For the six-month period ended March 31, 2020, BD Interventional revenues were $2.002 billion as reported, which represents an increase of 3.6 percent over the prior-year period, or 4.1 percent on a currency-neutral basis.

Geographic Results
As reported, second quarter revenues in the U.S. of $2.415 billion increased 3.2 percent over the prior-year period. Growth in the U.S. was driven by performance in the Life Sciences and Interventional segments, partially offset by a decline in the Medical segment that was primarily driven by lower Alaris System sales, as anticipated.

As reported, revenues outside of the U.S. of $1.839 billion decreased 0.8 percent over the prior-year period, and increased 1.5 percent on a currency-neutral basis. International revenue growth was primarily driven by strong performance in Europe and Latin America, offset by a decline in China.

For the six-month period ended March 31, 2020, U.S. revenues were $4.845 billion as reported, which represents an increase of 2.5 percent over the prior-year period. As reported, revenues outside of the U.S. of $3.634 billion increased 0.2 percent over the prior-year period, or 2.4 percent on a currency-neutral basis.

Fiscal 2020 Outlook for Full Year
Due to ongoing uncertainty regarding the scope and duration of the COVID-19 global pandemic, as well as the timing and pace of recovery, the company is currently unable to estimate the impact to its financial results and operations over the balance of fiscal year 2020. As this impact could be material, the company is withdrawing its previously issued fiscal year 2020 revenue and earnings per share guidance.

Conference Call Information
A conference call regarding BD’s second quarter results will be broadcast live on BD’s website, www.bd.com/investors, along with related slides, at 8:00 a.m. (ET) Thursday, May 7, 2020. The conference call will be available for replay on BD’s website, www.bd.com/investors, or at 1-800-585-8367 (domestic) and 1-404-537-3406 (international) through the close of business on Thursday, May 14, 2020, confirmation number 2189907.

Non-GAAP Financial Measures/Financial Tables
This news release contains certain non-GAAP financial measures. Reconciliations of these and other non-GAAP measures to the comparable GAAP measures are included in the attached financial tables. Within the attached financial tables presented, certain columns and rows may not add due to the use of rounded numbers. Percentages and earnings per share amounts presented are calculated from the underlying amounts.

Current and prior-year adjusted diluted earnings per share results exclude, among other things, the impact of purchase accounting adjustments (including the non-cash amortization of acquisition-related intangible assets); integration, restructuring and transaction costs; transactional and product related impacts; and the loss on debt extinguishment. We also provide these measures on a currency-neutral basis after eliminating the effect of foreign currency translation, where applicable. We calculate foreign currency-neutral percentages by converting our current-period local currency financial results using the prior period foreign currency exchange rates and comparing these adjusted amounts to our current-period results. Reconciliations of these amounts to the most directly comparable GAAP measures are included in the tables at the end of this release.

About BD
BD is one of the largest global medical technology companies in the world and is advancing the world of health by improving medical discovery, diagnostics and the delivery of care. The company supports the heroes on the frontlines of health care by developing innovative technology, services and solutions that help advance both clinical therapy for patients and clinical process for health care providers. BD and its 65,000 employees have a passion and commitment to help enhance the safety and efficiency of clinicians' care delivery process, enable laboratory scientists to accurately detect disease and advance researchers' capabilities to develop the next generation of diagnostics and therapeutics. BD has a presence in virtually every country and partners with organizations around the world to address some of the most challenging global health issues. By working in close collaboration with customers, BD can help enhance outcomes, lower costs, increase efficiencies, improve safety and expand access to health care. For more information on BD, please visit bd.com.

***
This press release, including the section entitled “Fiscal 2020 Outlook for Full Year”, contains certain estimates and other forward-looking statements (as defined under Federal securities laws) regarding BD’s performance, including future revenues and earnings per share.  All such statements are based upon current expectations of BD and involve a number of business risks and uncertainties.  Actual results could vary materially from anticipated results described, implied or projected in any forward-looking statement.  With respect to forward-looking statements contained herein, a number of factors could cause actual results to vary materially.  These factors include, but are not limited to risks relating to the COVID-19 pandemic on our business (including decreases in the demand for our products or disruptions to our operations and our supply chain); integration of the C.R. Bard operations, products and employees into BD and the possibility that the anticipated synergies and other benefits of the proposed acquisition will not be realized or will not be realized within the expected timeframe; new or changing laws and regulations impacting our business (including the imposition of tariffs or changes in laws impacting international trade) or changes in enforcement practices with respect to such laws; fluctuations in costs and availability of raw materials and in BD’s ability to maintain favorable supplier arrangements and relationships; legislative or regulatory changes to the U.S. or foreign healthcare systems, potential cuts in governmental healthcare spending, or governmental or private measures to contain healthcare costs, including changes in pricing and reimbursement policies, each of which could result in reduced demand for our products or downward pricing pressure; changes in interest or foreign currency exchange rates; adverse changes in regional, national or foreign economic conditions, particularly in emerging markets, including any impact on our ability to access credit markets and finance our operations, the demand for our products and services, or our suppliers’ ability to provide products needed for our operations; the adverse impact of cyber-attacks on our information systems or products; competitive factors including technological advances and new products introduced by competitors; interruptions in our supply chain or manufacturing processes; pricing and market pressures; difficulties inherent in product development, delays in product introductions and uncertainty of market acceptance of new products; adverse changes in geopolitical conditions; increases in energy costs and their effect on, among other things, the cost of producing BD’s products; product efficacy or safety concerns resulting in product recalls or actions being taken by the FDA or other regulators (including the potential ongoing impact of the FDA letters regarding the use of drug-coated balloons); our ability to successfully integrate any businesses we acquire; uncertainties of litigation (as described in BD’s filings with the Securities and Exchange Commission); and issuance of new or revised accounting standards, as well as other factors discussed in BD’s filings with the Securities and Exchange Commission.  We do not intend to update any forward-looking statements to reflect events or circumstances after the date hereof except as required by applicable laws or regulations.

BECTON DICKINSON AND COMPANY
CONSOLIDATED INCOME STATEMENTS
(Unaudited; Amounts in millions, except share and per share data)

	Three Months Ended March 31,
	2020	2019	% Change
REVENUES	$4,253	$4,195	1.4

Cost of products sold	2,520	2,221	13.4
Selling and administrative expense	1,025	1,089	(5.9)
Research and development expense	264	252	4.9
Acquisitions and other restructurings	75	101	(25.9)
Other operating expense, net	—	396	(100.0)
TOTAL OPERATING COSTS AND EXPENSES	3,884	4,059	(4.3)
OPERATING INCOME	370	136	171.5

Interest expense	(134)	(171)	(21.7)
Interest income	2	18	(89.1)
Other (expense) income, net	(38)	20	(288.2)
INCOME BEFORE INCOME TAXES	200	3	6,287.4
Income tax provision (benefit)	17	(17)	200.4
NET INCOME	183	20	811.7
Preferred stock dividends	(38)	(38)	—
NET INCOME (LOSS) APPLICABLE TO COMMON SHAREHOLDERS	$145	$(18)	914.6

EARNINGS PER SHARE
Basic Earnings (Loss) per Share	$0.53	$(0.07)	857.1
Diluted Earnings (Loss) per Share	$0.53	$(0.07)	857.1

AVERAGE SHARES OUTSTANDING (in thousands)
Basic	272,014	269,882
Diluted	275,037	269,882

BECTON DICKINSON AND COMPANY
CONSOLIDATED INCOME STATEMENTS
(Unaudited; Amounts in millions, except share and per share data)

	Six Months Ended March 31,
	2020	2019	% Change
REVENUES	$8,479	$8,355	1.5

Cost of products sold	4,766	4,408	8.1
Selling and administrative expense	2,146	2,161	(0.7)
Research and development expense	535	510	4.9
Acquisitions and other restructurings	161	191	(16.2)
Other operating expense, net	—	61	(99.9)
TOTAL OPERATING COSTS AND EXPENSES	7,607	7,332	3.8
OPERATING INCOME	871	1,024	(14.9)

Interest expense	(270)	(342)	(21.2)
Interest income	3	6	(43.5)
Other (expense) income, net	(11)	30	(135.1)
INCOME BEFORE INCOME TAXES	594	718	(17.2)
Income tax provision	134	98	36.3
NET INCOME	461	619	(25.7)
Preferred stock dividends	(76)	(76)	—
NET INCOME APPLICABLE TO COMMON SHAREHOLDERS	$385	$544	(29.2)

EARNINGS PER SHARE
Basic Earnings per Share	$1.42	$2.02	(29.7)
Diluted Earnings per Share	$1.40	$1.98	(29.3)

AVERAGE SHARES OUTSTANDING (in thousands)
Basic	271,555	269,454
Diluted	275,173	274,429

BECTON DICKINSON AND COMPANY
CONDENSED CONSOLIDATED BALANCE SHEETS
(Amounts in millions)

	March 31, 2020	September 30, 2019
	(Unaudited)
ASSETS
Cash and equivalents	$2,351	$536
Restricted cash	88	54
Short-term investments	6	30
Trade receivables, net	2,160	2,345
Inventories	2,793	2,579
Prepaid expenses and other	1,156	1,119
TOTAL CURRENT ASSETS	8,555	6,664
Property, plant and equipment, net	5,664	5,659
Goodwill and other intangibles, net	37,788	38,354
Other Assets	1,509	1,088
TOTAL ASSETS	$53,516	$51,765
LIABILITIES AND SHAREHOLDERS' EQUITY
Short-term debt	$4,357	$1,309
Other current liabilities	4,398	4,345
Long-term debt	16,809	18,081
Long-term employee benefit obligations	1,253	1,272
Deferred income taxes and other liabilities	5,747	5,676
Shareholders’ equity	20,951	21,081
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$53,516	$51,765

BECTON DICKINSON AND COMPANY
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited; Amounts in millions)

	Six Months Ended March 31,
	2020	2019
OPERATING ACTIVITIES
Net income	$461	$619
Depreciation and amortization	1,067	1,126
Change in operating assets and liabilities and other, net	(332)	(718)
NET CASH PROVIDED BY OPERATING ACTIVITIES	1,196	1,027
INVESTING ACTIVITIES
Capital expenditures	(395)	(362)
Proceeds from divestitures, net	—	477
Other, net	(147)	(85)
NET CASH (USED FOR) PROVIDED BY INVESTING ACTIVITIES	(542)	30
FINANCING ACTIVITIES
Change in credit facility borrowings	210	—
Proceeds from long-term debt and term loans	1,900	—
Payments of debt and term loans	(305)	(905)
Dividends paid	(505)	(491)
Other, net	(90)	(135)
NET CASH PROVIDED BY (USED FOR) FINANCING ACTIVITIES	1,210	(1,532)
Effect of exchange rate changes on cash and equivalents and restricted cash	(15)	5
NET INCREASE (DECREASE) IN CASH AND EQUIVALENTS AND RESTRICTED CASH	1,849	(469)
OPENING CASH AND EQUIVALENTS AND RESTRICTED CASH	590	1,236
CLOSING CASH AND EQUIVALENTS AND RESTRICTED CASH	$2,439	$767

BECTON DICKINSON AND COMPANY
SUPPLEMENTAL REVENUE INFORMATION
REVENUES BY BUSINESS SEGMENTS AND UNITS - UNITED STATES
Three Months Ended March 31,
(Unaudited; Amounts in millions)

	A	B	C=(A-B)/B
	2020	2019	% Change
BD MEDICAL
Medication Delivery Solutions (a)	$518	$482	7.6
Medication Management Solutions (a)	449	499	(9.9)
Diabetes Care	142	137	3.0
Pharmaceutical Systems	91	93	(2.5)
TOTAL	$1,200	$1,211	(0.9)

BD LIFE SCIENCES
Integrated Diagnostic Solutions (b)
Preanalytical Systems	$208	$171	21.6
Diagnostic Systems	206	180	14.5
Total Integrated Diagnostic Solutions	413	350	18.0
Biosciences	108	120	(9.8)
TOTAL	$522	$470	10.9

BD INTERVENTIONAL
Surgery (c)	$249	$242	3.0
Peripheral Intervention (c)	242	225	7.4
Urology and Critical Care (c)	202	193	5.1
TOTAL	$693	$659	5.1

TOTAL UNITED STATES	$2,415	$2,341	3.2

(a)
The presentation of prior-period amounts reflects the reclassification of $2 million associated with the movement, effective on October 1, 2019, of certain products from the Medication Delivery Solutions unit to the Medication Management Solutions unit.

(b)	Effective October 1, 2019, the Preanalytical Systems and Diagnostic Systems units were joined to create the new Integrated Diagnostic Solutions unit.

(c)
The presentation of prior-period amounts reflects the total reclassifications of $31 million associated with the movement, effective on October 1, 2019, of certain products from the Surgery unit and the Urology and Critical Care unit to the Peripheral Intervention unit.

BECTON DICKINSON AND COMPANY
SUPPLEMENTAL REVENUE INFORMATION
REVENUES BY BUSINESS SEGMENTS AND UNITS - INTERNATIONAL
Three Months Ended March 31, (continued)
(Unaudited; Amounts in millions)

				D=(A-B)/B	E=(A-B-C)/B
	A	B	C	% Change
	2020	2019	FX Impact	Reported	FXN
BD MEDICAL
Medication Delivery Solutions	$386	$446	$(11)	(13.4)	(11.0)
Medication Management Solutions	119	118	(3)	0.4	2.6
Diabetes Care	137	133	(4)	2.8	5.5
Pharmaceutical Systems	309	273	(7)	13.4	16.2
TOTAL	$951	$969	$(24)	(1.9)	0.6

BD LIFE SCIENCES
Integrated Diagnostic Solutions (a)
Preanalytical Systems	$192	$195	$(6)	(1.6)	1.4
Diagnostic Systems	228	209	(5)	9.0	11.5
Total Integrated Diagnostic Solutions	420	404	(11)	3.9	6.6
Biosciences	172	177	(3)	(3.3)	(1.8)
TOTAL	$591	$582	$(14)	1.7	4.0

BD INTERVENTIONAL
Surgery (b)	$63	$66	$(1)	(4.8)	(3.1)
Peripheral Intervention (b)	157	162	(3)	(2.8)	(0.8)
Urology and Critical Care (b)	76	75	—	1.3	1.9
TOTAL	$297	$303	$(5)	(2.2)	(0.6)

TOTAL INTERNATIONAL	$1,839	$1,854	$(43)	(0.8)	1.5

(a)	Effective October 1, 2019, the Preanalytical Systems and Diagnostic Systems units were joined to create the new Integrated Diagnostic Solutions unit.

(b)
The presentation of prior-period amounts reflects the total reclassifications of $13 million associated with the movement, effective on October 1, 2019, of certain products from the Surgery unit and the Urology and Critical Care unit to the Peripheral Intervention unit.

BECTON DICKINSON AND COMPANY
SUPPLEMENTAL REVENUE INFORMATION
REVENUES BY BUSINESS SEGMENTS AND UNITS - TOTAL
Three Months Ended March 31, (continued)
(Unaudited; Amounts in millions)

				D=(A-B)/B	E=(A-B-C)/B
	A	B	C	% Change
	2020	2019	FX Impact	Reported	FXN
BD MEDICAL
Medication Delivery Solutions (a)	$904	$928	$(11)	(2.5)	(1.3)
Medication Management Solutions (a)	568	617	(3)	(7.9)	(7.5)
Diabetes Care	278	270	(4)	2.9	4.2
Pharmaceutical Systems	400	366	(7)	9.4	11.4
TOTAL	$2,151	$2,180	$(24)	(1.4)	(0.3)

BD LIFE SCIENCES
Integrated Diagnostic Solutions (b)
Preanalytical Systems	$400	$366	$(6)	9.3	10.8
Diagnostic Systems	434	389	(5)	11.5	12.9
Total Integrated Diagnostic Solutions	833	755	(11)	10.4	11.9
Biosciences	280	297	(3)	(5.9)	(5.0)
TOTAL	$1,113	$1,052	$(14)	5.8	7.1

BD INTERVENTIONAL
Surgery (c)	$312	$308	$(1)	1.4	1.7
Peripheral Intervention (c)	399	387	(3)	3.1	4.0
Urology and Critical Care (c)	279	268	—	4.1	4.2
TOTAL	$990	$963	$(5)	2.8	3.3

TOTAL REVENUES	$4,253	$4,195	$(43)	1.4	2.4

(a)
The presentation of prior-period amounts reflects the reclassification of $2 million associated with the movement, effective on October 1, 2019, of certain products from the Medication Delivery Solutions unit to the Medication Management Solutions unit.

(b)	Effective October 1, 2019, the Preanalytical Systems and Diagnostic Systems units were joined to create the new Integrated Diagnostic Solutions unit.

(c)
The presentation of prior-period amounts reflects the total reclassifications of $45 million associated with the movement, effective on October 1, 2019, of certain products from the Surgery unit and the Urology and Critical Care unit to the Peripheral Intervention unit.

BECTON DICKINSON AND COMPANY
SUPPLEMENTAL REVENUE INFORMATION
REVENUES BY BUSINESS SEGMENTS AND UNITS - UNITED STATES
Six Months Ended March 31,
(Unaudited; Amounts in millions)

	A	B	C=(A-B)/B
	2020	2019	% Change
BD MEDICAL
Medication Delivery Solutions (a)	$1,038	$1,000	3.7
Medication Management Solutions (a)	912	1,007	(9.4)
Diabetes Care	281	282	(0.7)
Pharmaceutical Systems	174	161	8.3
TOTAL	$2,404	$2,450	(1.9)

BD LIFE SCIENCES
Integrated Diagnostic Solutions (b)
Preanalytical Systems	$410	$371	10.3
Diagnostic Systems	390	355	9.9
Total Integrated Diagnostic Solutions	799	726	10.1
Biosciences	260	228	14.0
TOTAL	$1,060	$954	11.0

BD INTERVENTIONAL
Surgery (c)	$505	$488	3.6
Peripheral Intervention (c)	467	448	4.3
Urology and Critical Care (c)	409	388	5.5
TOTAL	$1,381	$1,323	4.4

TOTAL UNITED STATES	$4,845	$4,728	2.5

(a)
The presentation of prior-period amounts reflects the reclassification of $3 million associated with the movement, effective on October 1, 2019, of certain products from the Medication Delivery Solutions unit to the Medication Management Solutions unit.

(b)	Effective October 1, 2019, the Preanalytical Systems and Diagnostic Systems units were joined to create the new Integrated Diagnostic Solutions unit.

(c)
The presentation of prior-period amounts reflects the total reclassifications of $63 million associated with the movement, effective on October 1, 2019, of certain products from the Surgery unit and the Urology and Critical Care unit to the Peripheral Intervention unit.

BECTON DICKINSON AND COMPANY
SUPPLEMENTAL REVENUE INFORMATION
REVENUES BY BUSINESS SEGMENTS AND UNITS - INTERNATIONAL
Six Months Ended March 31, (continued)
(Unaudited; Amounts in millions)

				D=(A-B)/B	E=(A-B-C)/B
	A	B	C	% Change
	2020	2019	FX Impact	Reported	FXN
BD MEDICAL
Medication Delivery Solutions	$814	$883	$(21)	(7.8)	(5.4)
Medication Management Solutions	231	236	(6)	(1.8)	0.7
Diabetes Care	266	261	(6)	1.7	4.0
Pharmaceutical Systems	525	485	(14)	8.2	11.1
TOTAL	$1,836	$1,865	$(47)	(1.6)	1.0

BD LIFE SCIENCES
Integrated Diagnostic Solutions (a)
Preanalytical Systems	$388	$387	$(10)	0.3	2.9
Diagnostic Systems	446	416	(9)	7.2	9.3
Total Integrated Diagnostic Solutions	834	803	(19)	3.9	6.2
Biosciences	342	350	(6)	(2.3)	(0.6)
TOTAL	$1,176	$1,153	$(25)	2.0	4.1

BD INTERVENTIONAL
Surgery (b)	$133	$130	$(2)	2.2	4.0
Peripheral Intervention (b)	327	321	(7)	1.8	4.0
Urology and Critical Care (b)	161	158	(1)	2.1	2.4
TOTAL	$621	$609	$(10)	2.0	3.6

TOTAL INTERNATIONAL	$3,634	$3,628	$(82)	0.2	2.4

(a)	Effective October 1, 2019, the Preanalytical Systems and Diagnostic Systems units were joined to create the new Integrated Diagnostic Solutions unit.

(b)
The presentation of prior-period amounts reflects the total reclassifications of $28 million associated with the movement, effective on October 1, 2019, of certain products from the Surgery unit and the Urology and Critical Care unit to the Peripheral Intervention unit.

BECTON DICKINSON AND COMPANY
SUPPLEMENTAL REVENUE INFORMATION
REVENUES BY BUSINESS SEGMENTS AND UNITS - TOTAL
Six Months Ended March 31, (continued)
(Unaudited; Amounts in millions)

				D=(A-B)/B	E=(A-B-C)/B
	A	B	C	% Change
	2020	2019	FX Impact	Reported	FXN
BD MEDICAL
Medication Delivery Solutions (a)	$1,852	$1,884	$(21)	(1.7)	(0.6)
Medication Management Solutions (a)	1,143	1,242	(6)	(8.0)	(7.5)
Diabetes Care	547	544	(6)	0.5	1.6
Pharmaceutical Systems	699	646	(14)	8.3	10.4
TOTAL	$4,241	$4,316	$(47)	(1.7)	(0.6)

BD LIFE SCIENCES
Integrated Diagnostic Solutions (b)
Preanalytical Systems	$798	$758	$(10)	5.2	6.5
Diagnostic Systems	835	771	(9)	8.4	9.6
Total Integrated Diagnostic Solutions	1,633	1,529	(19)	6.8	8.1
Biosciences	603	579	(6)	4.1	5.2
TOTAL	$2,236	$2,108	$(25)	6.1	7.3

BD INTERVENTIONAL
Surgery (c)	$638	$618	$(2)	3.3	3.7
Peripheral Intervention (c)	794	769	(7)	3.3	4.2
Urology and Critical Care (c)	570	545	(1)	4.5	4.6
TOTAL	$2,002	$1,932	$(10)	3.6	4.1

TOTAL REVENUES	$8,479	$8,355	$(82)	1.5	2.5

(a)
The presentation of prior-period amounts reflects the reclassification of $3 million associated with the movement, effective on October 1, 2019, of certain products from the Medication Delivery Solutions unit to the Medication Management Solutions unit.

(b)	Effective October 1, 2019, the Preanalytical Systems and Diagnostic Systems units were joined to create the new Integrated Diagnostic Solutions unit.

(c)
The presentation of prior-period amounts reflects the total reclassifications of $90 million associated with the movement, effective on October 1, 2019, of certain products from the Surgery unit and the Urology and Critical Care unit to the Peripheral Intervention unit.

BECTON DICKINSON AND COMPANY
SUPPLEMENTAL INFORMATION
RECONCILIATION OF REPORTED DILUTED EPS TO ADJUSTED DILUTED EPS
(Unaudited)

	Three Months Ended March 31,
	2020	2019	Growth	Foreign Currency Translation	Foreign Currency Neutral Growth	Growth %	Foreign Currency Neutral Growth %
Reported Diluted Earnings (Loss) per Share	$0.53	$(0.07)	$0.60	$0.01	$0.59	857.1%	842.9%
Purchase accounting adjustments ($340 million and $379 million pre-tax, respectively) (1)	1.24	1.40		—
Integration costs ($57 million and $70 million pre-tax, respectively) (2)	0.21	0.26		—
Restructuring costs ($18 million and $31 million pre-tax, respectively) (2)	0.07	0.12		—
European regulatory initiative-related costs ($27 million and $10 million pre-tax, respectively) (3)	0.10	0.04		—
Transaction gain/loss and product-related matters ($199 million and $396 million pre-tax, respectively) (4)	0.72	1.47		—
Investment gains/losses and asset impairments ($40 million pre-tax) (5)	0.14	—		—
Transaction costs ($1 million pre-tax) (2)	—	—		—
Impacts of debt extinguishment ($1 million pre-tax)	—	—		—
Dilutive Impact (6)	—	(0.04)		—
Income tax benefit of special items and impact of tax reform ($(124) million and $(160) million, respectively)	(0.45)	(0.59)		—
Adjusted Diluted Earnings per Share	$2.55	$2.59	$(0.04)	$0.01	$(0.05)	(1.5)%	(1.9)%

(1)	Includes amortization and other adjustments related to the purchase accounting for acquisitions impacting identified intangible assets and valuation of fixed assets and debt.

(2)	Represents integration, restructuring and transaction costs associated with acquisitions.

(3)
Represents initial costs required to develop processes and systems to comply with emerging regulations such as the European Union Medical Device Regulation ("EUMDR") and General Data Protection Regulation ("GDPR").

(4)
The current-period amount represents a probable estimate of future costs associated with incremental product remediation efforts which was recorded in Cost of products sold. The prior-period amount includes amounts recorded to Other operating expense, net to record product liability reserves of $331 million and the estimated cumulative costs of a product recall of $65 million.

(5)	Primarily represents a charge recorded to write down the carrying value of certain intangible assets in the Biosciences unit.

(6)
Represents the exclusion of share equivalents associated with share-based plans from the reported diluted shares outstanding calculation because such equivalents would have been antidilutive due to the net loss applicable to common shareholders incurred during the period. The adjusted diluted average shares outstanding (in thousands) were 274,287.

BECTON DICKINSON AND COMPANY
SUPPLEMENTAL INFORMATION
RECONCILIATION OF REPORTED DILUTED EPS TO ADJUSTED DILUTED EPS
(Unaudited)

	Six Months Ended March 31,
	2020	2019	Growth	Foreign Currency Translation	Foreign Currency Neutral Growth	Growth %	Foreign Currency Neutral Growth %
Reported Diluted Earnings per Share	$1.40	$1.98	$(0.58)	$(0.03)	$(0.55)	(29.3)%	(27.8)%
Purchase accounting adjustments ($688 million and $757 million pre-tax, respectively) (1)	2.50	2.76		—
Integration costs ($119 million and $143 million pre-tax, respectively) (2)	0.43	0.52		—
Restructuring costs ($41 million and $72 million pre-tax, respectively) (2)	0.15	0.26		—
European regulatory initiative-related costs ($44 million and $15 million pre-tax, respectively) (3)	0.16	0.05		—
Transaction gain/loss and product-related matters ($258 million and $61 million pre-tax, respectively) (4)	0.94	0.22		—
Investment gains/losses and asset impairments ($41 million pre-tax) (5)	0.15	—		—
Transaction costs ($2 million pre-tax) (2)	—	0.01		—
Impacts of debt extinguishment ($1 million pre-tax)	—	—		—
Income tax benefit of special items and impact of tax reform ($(146) million and $(143) million, respectively) (6)	(0.53)	(0.52)		—
Adjusted Diluted Earnings per Share	$5.20	$5.29	$(0.09)	$(0.03)	$(0.06)	(1.7)%	(1.1)%

(1)	Includes amortization and other adjustments related to the purchase accounting for acquisitions impacting identified intangible assets and valuation of fixed assets and debt.

(2)	Represents integration, restructuring and transaction costs associated with acquisitions.

(3)	Represents initial costs required to develop processes and systems to comply with emerging regulations such as the EUMDR and GDPR.

(4)
The current-period amount represents a probable estimate of future costs associated with product remediation efforts which was recorded in Cost of products sold. The prior-period amount includes amounts recorded to Other operating expense, net to record product liability reserves of $331 million and the estimated cumulative costs of a product recall of $65 million, as well as the pre-tax gain of $335 million related to BD's sale of its Advanced Bioprocessing business.

(5)	Primarily represents a charge recorded to write down the carrying value of certain intangible assets in the Biosciences unit.

(6)	The amount for the six months ended March 31, 2019 included additional tax expense, net, of $20 million relating to new U.S. tax legislation.